                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                          THE NEIMAN MARCUS GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                           95-4119509
  (State or Other Jurisdiction of                           (I.R.S. Employer
   Incorporation or Organization)                           Identification No.)

                   27 Boylston Street, Chestnut Hill, MA 02467
                    (Address of Principal Executive Offices)

                THE NEIMAN MARCUS GROUP, INC. 1997 INCENTIVE PLAN
                            (Full Title of the Plan)

                              ERIC P. GELLER, ESQ.
                    Senior Vice President and General Counsel
                               27 Boylston Street
                             Chestnut Hill, MA 02467
                     (Name and Address of Agent for Service)

                                  617-232-8200
          (Telephone Number, Including Area Code, of Agent for Service)




                                     CALCULATION OF REGISTRATION FEE
======================================================================================================
                                                                     Proposed
     Title of                                   Proposed              Maximum
    Securities             Amount           Maximum Offering         Aggregate           Amount of
      to be                to be                  Price               Offering          Registration
    Registered           Registered           Per Share (1)          Price (2)            Fee (3)

Class A             2,400,000 shares            $ 31.21            $ 74,904,000          $ 18,726
Common Stock
======================================================================================================


     1. This estimate is made solely for the purpose of determining the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, (the "Securities Act") based upon $31.21, the average of the high and low prices of the Class A Common Stock of the Registrant on April 10, 2001, as reported on the New York Stock Exchange.

     2.   Estimate solely for the purpose of calculating the registration fee.

     3. The registration fee has been calculated pursuant to Section 6(b) of the Securities Act.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The contents of the Registrant's Registration Statement on Form S-8, previously filed with the Securities and Exchange Commission (File No. 333-35829) are hereby incorporated by reference. This Registration Statement registers additional securities of the same class as the securities registered by such prior registration statement, and the securities registered hereby will be issued pursuant to the Incentive Plan referred to in such prior registration statement.


ITEM 8. EXHIBITS

     See Exhibit Index immediately following the signature page.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on April 13, 2001.

                                   THE NEIMAN MARCUS GROUP, INC.

                                   By:   /s/ Robert A. Smith
                                       -----------------------------------------
                                   Robert A. Smith
                                   Co-Chief Executive Officer


                                   By:  /s/ Brian J. Knez
                                      ------------------------------------------
                                   Brian J. Knez
                                   Co-Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                                   SIGNATURES


       Name                                         Title                            Date
       ----                                         -----                            ----

PRINCIPAL EXECUTIVE OFFICERS:

 /s/ Robert A. Smith                         Co-Chief Executive Officer         April 13, 2001
--------------------------------------
Robert A. Smith


 /s/ Brian J. Knez                           Co-Chief Executive Officer         April 13, 2001
--------------------------------------
Brian J. Knez


PRINCIPAL FINANCIAL OFFICER:

 /s/ John R. Cook                            Senior Vice President and          April 13, 2001
--------------------------------------       Chief Financial Officer
John R. Cook


PRINCIPAL ACCOUNTING OFFICER:

 /s/ Catherine N. Janowski                   Vice President and Controller      April 13, 2001
--------------------------------------
Catherine N. Janowski

                                   DIRECTORS:

 /s/ John R. Cook                                                               April 13, 2001
--------------------------------------
     John R. Cook


 /s/ Matina S. Horner                                                           April 13, 2001
--------------------------------------
     Matina S. Horner


 /s/ Brian J. Knez                                                              April 13, 2001
--------------------------------------
     Brian J. Knez


 /s/ Vincent M. O'Reilly                                                        April 13, 2001
--------------------------------------
     Vincent M. O'Reilly


 /s/ Walter J. Salmon                                                           April 13, 2001
--------------------------------------
     Walter J. Salmon


 /s/ Richard A. Smith                                                           April 13, 2001
--------------------------------------
     Richard A. Smith


 /s/ Robert A. Smith                                                            April 13, 2001
--------------------------------------
     Robert A. Smith

                                  EXHIBIT INDEX

  Exhibit No.                      Description
  -----------                      -----------

     4(a) Restated Certificate of Incorporation of the Company, incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1999.

     4(b) Certificates of Designation with respect to Series A Junior Participating Preferred Stock, Series B Junior Participating Preferred Stock and Series C Junior Participating Preferred Stock, incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1999.

     4(c) By-Laws of the Company, incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1999.

     5 Opinion of Eric P. Geller, Esq., Senior Vice President and General Counsel of The Neiman Marcus Group, Inc.

     23.1      Consent of Deloitte and Touche LLP.

     23.2      Consent of Eric P. Geller, Esq. (Contained in Exhibit 5)

     99 The Neiman Marcus Group, Inc. 1997 Incentive Plan, as amended, incorporated herein by reference to the Registrant's Quarterly Report on Form 10Q for the quarter ended January 29, 2000.